May 3, 2023
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

Refer to our letter issued with Item 4.01 of Form 8-K dated 14 April 2023 of ESS Tech, Inc.

/s/ Ernst & Young LLP